EXHIBIT 24.01
POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint BETH A. BOMBARA, DAVID C. ROBINSON, SCOTT R. LEWIS and DONALD C. HUNT, and each of them, with full power to act as his or her true and lawful attorneys-in-fact and agents, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of The Hartford Financial Services Group, Inc. (the “Company”), an Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”), and any and all amendments or supplements to the Annual Report, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Exchange Act and the rules, regulations and requirements of the SEC in respect thereof, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do in person, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof; provided, however, that the powers granted herein to each of said attorneys-in-fact and agents shall be effective only upon adoption by the Company’s board of directors of a resolution approving the form, substance and filing of the Annual Report.
IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 23rd day of February 2017.

/s/ Christopher J. Swift	/s/ Thomas A. Renyi
Christopher J. Swift	Thomas A. Renyi

/s/ Beth A. Bombara	/s/ Julie G. Richardson
Beth A. Bombara	Julie G. Richardson

/s/ Scott R. Lewis	/s/ Teresa W. Roseborough
Scott R. Lewis	Teresa W. Roseborough

/s/ Robert B. Allardice, III	/s/ Virginia P. Ruesterholz
Robert B. Allardice, III	Virginia P. Ruesterholz

/s/ Trevor Fetter	/s/ Charles B. Strauss
Trevor Fetter	Charles B. Strauss

/s/ Kathryn A. Mikells	/s/ H. Patrick Swygert
Kathryn A. Mikells	H. Patrick Swygert

/s/ Michael G. Morris
Michael G. Morris

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